SCHEDULE “A”

CHESAPEAKE’S OUTLOOK AS OF SEPTEMBER 7, 2005

Quarter Ending September 30, 2005; Year Ending December 31, 2005; Year Ending December 31, 2006.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of September 7, 2005, we are using the following key assumptions in our projections for the third quarter of 2005, the full-year 2005 and the full-year 2006.

The primary changes from our August 4, 2005 Outlook are in italicized bold in the table and are explained as follows:

1)	We have updated the projected effect of changes in our hedging positions since our August 4, 2005 Outlook.
2)	We have updated our expectations for future NYMEX oil and gas prices based on current market conditions in order to illustrate hedging effects only.
3)	We have updated certain of our costs to reflect changing market conditions.
4)	We have included the effects of refinancing amounts outstanding under our revolving credit facility with the issuance of $600 million of our 6.5% Senior Notes which occurred in August 2005.
5)	We have included the projected effects of refinancing amounts outstanding on our revolving credit facility with the issuance of 8 million shares of common stock and $250 million of preferred stock.

	Quarter Ending September 30, 2005	Year Ending December 31, 2005	Year Ending December 31, 2006
Estimated Production:
Oil – Mbo	1,950	7,650	7,700
Gas – Bcf	107-109	411 – 417	465 – 475
Gas Equivalent – Bcfe	118.5 – 120.5	457 – 463	511 – 521
Daily gas equivalent midpoint –in Mmcfe	1,300	1,260	1,414

NYMEX Prices (for calculation of realized hedging effects only):
Oil - $/Bo	$61.34	$56.09	$50.00
Gas - $/Mcf	$8.53	$7.64	$7.00

Estimated Differentials to NYMEX Prices:
Oil - $/Bo	-$4.50	-$4.46	-$4.50
Gas - $/Mcf	-$0.80	-$0.75	-$0.80

Estimated Realized Hedging Effects (based on expected NYMEX prices above):
Oil - $/Bo	- $4.48	-$4.13	$4.94
Gas - $/Mcf	- $1.21	- $0.32	$0.48

Operating Costs per Mcfe of Projected Production:
Production expense	$0.68 – 0.72	$0.68 – 0.72	$0.72 – 0.77
Production taxes (generally 7% of O&G revenues) (a)	$0.51 – 0.56	$0.45 – 0.50	$0.45 – 0.50
General and administrative	$0.10 – 0.12	$0.10 – 0.12	$0.11 – 0.13
Stock-based compensation (non-cash)	$0.03 – 0.05	$0.03 – 0.05	$0.04 – 0.06
DD&A – oil and gas	$1.85 – 1.95	$1.80 – 1.90	$2.00 – 2.10
Depreciation of other assets	$0.09 – 0.11	$0.09 – 0.11	$0.10 – 0.12
Interest expense(b)	$0.48 – 0.52	$0.45 – 0.49	$0.45 – 0.50
Other Income and Expense per Mcfe:
Marketing and other income	$0.02 – 0.04	$0.02 – 0.04	$0.02 – 0.04

Book Tax Rate (H" 95% deferred)	36.5%	36.5%	36.5%
Equivalent Shares Outstanding:
Basic	322 mm	318 mm	332 mm
Diluted	376 mm	370 mm	389 mm
Capital Expenditures:
Drilling, leasehold and seismic	$485 - $535 mm	$1,900 - $2,100 mm	$2,100 - $2,300 mm

(a)

Severance tax per mcfe is based on NYMEX prices of $60.00 per bo and natural gas prices ranging from $8.70 to $10.00 per mcf during Q3 2005, $55.00 per bo and natural gas prices ranging from $8.25 to $10.00 per mcf during calendar 2005 and $50.00 per bo and $7.15 to $7.90 per mcf during calendar 2006.

(b)	Does not include gains or losses on interest rate derivatives (SFAS 133).

Commodity Hedging Activities

The company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i)

For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

(ii)

For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a “cap” limiting the counterparty’s exposure. In other words, there is no limit to Chesapeake’s exposure but there is a limit to the downside exposure of the counterparty.

(iii)

Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake’s hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The company currently has in place the following natural gas swaps:

					% Hedged
	Open Swaps in Bcf’s	Avg. NYMEX Strike Price Of Open Swaps	Gain (Loss) from Locked Swaps	Avg. NYMEX Price Including Open & Locked Positions	Assuming Gas Production in Bcf’s of:	Open Swap Positions as a % of Estimated Total Gas Production

2005:
Q3	72.9	$6.64	-$0.15	$6.49	108.0	68%
Q4	78.0	$7.94	-$0.13	$7.81	110.8	70%
Remaining 2005(1)	150.9	$7.31	-$0.14	$7.17	218.8	69%

2006:
Q1	56.3	$9.19	-$0.15	$9.04	110.0	51%
Q2	41.4	$7.51	-$0.13	$7.38	115.0	36%
Q3	41.9	$7.52	-$0.13	$7.39	120.0	35%
Q4	35.4	$7.57	-$0.13	$7.44	125.0	28%
Total 2006(1)	175.0	$8.07	-$0.14	$7.93	470.0	37%

Total 2007	11.7	$8.55	-$0.99	$7.56	505.0	2%

(1)	Certain hedging arrangements include swaps with knockout prices ranging from $3.75 to $5.50 covering 42.6 bcf in 2005 and $3.75 to $5.50 covering 35.7 bcf in 2006.

Note: Not shown above are collars covering 3.0 bcf of production in 2005 at a weighted average floor and ceiling of $3.59 and $5.37 and 0.2 bcf of production in 2006 at a weighted average floor and ceiling of $6.00 and $9.70 and call options covering 3.7 bcf of production in 2005 at a weighted average price of $5.79.

The company has also entered into the following natural gas basis protection swaps:

	Volume in Bcf’s	NYMEX less*:	Assuming Gas Production in Bcf’s of:	% Hedged
Remaining 2005	96.3	$0.27	218.8	44%
2006	130.1	0.32	470.0	28%
2007	126.5	0.28	505.0	25%
2008	118.6	0.27	530.0	22%
2009	86.6	0.29	555.0	16%
Totals	558.1	$0.29	2,278.8	24%

* weighted average

The company has entered into the following crude oil hedging arrangements:

			% Hedged
	Open Swaps in mbo’s	Avg. NYMEX Strike Price	Assuming Oil Production in mbo’s of:	Open Swap Positions as % of Total Estimated Production

2005:
Q3	903.5	$51.66	1,950	46%
Q4	1,073.5	$54.97	1,942	55%
Remaining 2005(1)	1,977.0	$53.46	3,892	51%
2006:
Q1	1,035.0	$59.64	1,900.0	54%
Q2	1,016.5	$59.57	1,920.0	53%
Q3	966.0	$59.85	1,940.0	50%
Q4	920.0	$59.55	1,940.0	47%
Total 2006(1)	3,937.5	$59.65	7,700.0	51%
Total 2007	635.0	$54.29	7,750.0	8%

(1)	Certain hedging arrangements include swaps with knockout prices ranging from $26.00 to $42.00 covering 552 mbo in 2005 and $40.00 to $42.00 covering 501.5 mbo in 2006.

SCHEDULE “B”

CHESAPEAKE’S PREVIOUS OUTLOOK AS OF AUGUST 4, 2005

(PROVIDED FOR REFERENCE ONLY)

NOW SUPERSEDED BY OUTLOOK AS OF SEPTEMBER 7, 2005

Quarter Ending September 30, 2005; Year Ending December 31, 2005; Year Ending December 31, 2006.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of August 4, 2005, we are using the following key assumptions in our projections for the second quarter of 2005, the full-year 2005 and the full-year 2006.

The primary changes from our May 2, 2005 Outlook are in italicized bold in the table and are explained as follows:

1)	We have updated the projected effects from changes in our hedging positions since our May 2, 2005 Outlook.
2)	We have updated certain of our cost and oil and natural gas price differentials to reflect changing market conditions.
3)	We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only.
4)	We have increased our capital expenditure projections to reflect anticipated higher levels of drilling activity and continuing service cost inflation.

	Quarter Ending September 30, 2005	Year Ending December 31, 2005	Year Ending December 31, 2006
Estimated Production:
Oil – Mbo	1,950	7,650	7,700
Gas – Bcf	107-109	411 – 417	465 – 475
Gas Equivalent - Bcfe	118.5 – 120.5	457 – 463	511 – 521
Daily gas equivalent midpoint –in Mmcfe	1,300	1,260	1,414

NYMEX Prices (for calculation of realized hedging effects only):
Oil - $/Bo	$53.01	$51.51	$45.00
Gas - $/Mcf	$7.04	$6.64	$6.50

Estimated Differentials to NYMEX Prices:
Oil - $/Bo	-$4.50	-$4.46	-$4.50
Gas - $/Mcf	-$0.80	-$0.75	-$0.80

Estimated Realized Hedging Effects (based on expected NYMEX prices above):
Oil - $/Bo	- $0.33	-$2.07	$4.34
Gas - $/Mcf	- $0.20	$0.19	$0.33

Operating Costs per Mcfe of Projected Production:
Production expense	$0.68 – 0.72	$0.68 – 0.72	$0.72 – 0.77
Production taxes (generally 7% of O&G revenues) (a)	$0.43 – 0.48	$0.40 – 0.45	$0.40 – 0.45
General and administrative	$0.10 – 0.12	$0.10 – 0.12	$0.11 – 0.13
Stock-based compensation (non-cash)	$0.03 – 0.05	$0.03 – 0.05	$0.04 – 0.06
DD&A – oil and gas	$1.85 – 1.95	$1.80 – 1.90	$2.00 – 2.10
Depreciation of other assets	$0.09 – 0.11	$0.09 – 0.11	$0.10 – 0.12
Interest expense(b)	$0.45 – 0.49	$0.45 – 0.49	$0.48 – 0.52
Other Income and Expense per Mcfe:
Marketing and other income	$0.02 – 0.04	$0.02 – 0.04	$0.02 – 0.04

Book Tax Rate (H" 95% deferred)	36.5%	36.5%	36.5%

Equivalent Shares Outstanding:
Basic	318 mm	315 mm	320 mm
Diluted	372 mm	366 mm	375 mm
Capital Expenditures:
Drilling, leasehold and seismic	$485 - $535 mm	$1,900 - $2,100 mm	$2,100 - $2,300 mm

(a)

Severance tax per mcfe is based on NYMEX prices of $50.00 per bo and natural gas prices ranging from $5.75 to $8.00 per mcf during Q3 2005, $45.00 per bo and natural gas prices ranging from $6.00 to $8.50 per mcf during calendar 2005 and $45.00 per bo and $6.35 to $7.25 per mcf during calendar 2006.

(b)	Does not include gains or losses on interest rate derivatives (SFAS 133).

Commodity Hedging Activities

The company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i)

For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

(ii)

For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a “cap” limiting the counterparty’s exposure. In other words, there is no limit to Chesapeake’s exposure but there is a limit to the downside exposure of the counterparty.

(iv)	Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake’s hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The company currently has in place the following natural gas swaps:

					% Hedged
	Open Swaps in Bcf’s	Avg. NYMEX Strike Price Of Open Swaps	Gain (Loss) from Locked Swaps	Avg. NYMEX Price Including Open & Locked Positions	Assuming Gas Production in Bcf’s of:	Open Swap Positions as a % of Estimated Total Gas Production

2005:
3rd Qtr	72.3	$6.61	-$0.15	$6.46	108.0	67%
4th Qtr	57.4	$7.08	-$0.19	$6.89	110.8	52%
Remaining 2005(1)	129.7	$6.82	-$0.17	$6.65	218.8	59%

Total 2006(1)	128.6	$7.42	-$0.19	$7.23	470.0	27%

Total 2007	9.9	$8.24	-$1.18	$7.06	505.0	2%

(1)	Certain hedging arrangements include swaps with knockout prices ranging from $3.75 to $5.50 covering 42.6 bcf in 2005 and $3.75 to $5.50 covering 35.7 bcf in 2006.

Note: Not shown above are collars covering 3.0 bcf of production in 2005 at a weighted average floor and ceiling of $3.59 and $5.37 and 0.2 bcf of production in 2006 at a weighted average floor and ceiling of $6.00 and $9.70 and call options covering 7.3 bcf of production in 2005 at a weighted average price of $6.00.

The company has also entered into the following natural gas basis protection swaps:

	Volume in Bcf’s	NYMEX less*:	Assuming Gas Production in Bcf’s of:	% Hedged
Remaining 2005	96.3	$0.27	218.8	44%
2006	130.1	0.32	470.0	28%
2007	126.5	0.28	505.0	25%
2008	118.6	0.27	530.0	22%
2009	86.6	0.29	555.0	16%
Totals	558.1	$0.29	2,278.8	24%

* weighted average

The company has entered into the following crude oil hedging arrangements:

			% Hedged
	Open Swaps in mbo’s	Avg. NYMEX Strike Price	Assuming Oil Production in mbo’s of:	Open Swap Positions as % of Total Estimated Production

Q3 – 2005	888.5	$51.41	1,950	46%
Q4 – 2005	935.5	$52.99	1,942	48%
Remaining 2005(1)	1,824.0	$52.22	3,892	47%
Total 2006(1)	2,842.5	$56.75	7,700	37%
Total 2007	590.0	$53.33	7,750	8%

(1)	Certain hedging arrangements include swaps with knockout prices ranging from $26.00 to $42.00 covering 552 mbo in 2005 and $40.00 to $42.00 covering 501.5 mbo in 2006.